Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

SUMMERS VALUE FUND LP

Sale of Common Stock	(15,689)	28.7100*	02/20/2025
Sale of Common Stock	(1,947)	29.8060^	02/20/2025
Sale of Common Stock	(11,992)	28.1600$	02/21/2025
Sale of Common Stock	(734)	28.9900#	02/21/2025

SVP DEAL FUND 1 LP

Sale of Common Stock	(15,689)	28.7100*	02/20/2025
Sale of Common Stock	(1,948)	29.8060^	02/20/2025
Sale of Common Stock	(11,990)	28.1600$	02/21/2025
Sale of Common Stock	(735)	28.9900#	02/21/2025
Sale of Common Stock	(50,751)	27.2970+	02/24/2025

* The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $28.50 to $29.50 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

^ The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $29.510 to $30.075 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

$ The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $27.80 to $28.70 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

# The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $28.81 to $29.06 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.

+ The price reported is a weighted average price. These Shares were sold in multiple transactions at prices ranging from $27.00 to $27.890 per Share. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of Shares sold at each separate price within the range set forth in this footnote.